Exhibit 10

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release, effective April 27, 2004, is made between Retractable Technologies, Inc., a company organized under the laws of the State of Texas and having a principal place of business in Collin County, Texas (“RTI”) and Thomas J. Shaw (“Shaw”), an individual residing in Collin County, Texas (collectively “Plaintiffs”) and New Medical Technology, Inc. (“NMT, Inc.”), an Indiana corporation with its principal place of business at 23 National Drive, Forge Park, Franklin, Massachusetts 02038, New Medical Technology, LTD (“NMT, LTD”), a company organized under the laws of Scotland and the United Kingdom, with its principal place of business in Livingston, Scotland, and NMT Group PLC (“NMT Group”), a company organized under the laws of Scotland and the United Kingdom, with its principal place of business in Livingston, Scotland (collectively “NMT”).

WHEREAS, Thomas J. Shaw is the owner of the entire right, title, and interest in U.S. Patent Nos. 5,385,551; 5,578,011; and 6,090,077 (the “Asserted Patents”) subject only to an exclusive license granted to RTI;

WHEREAS, on February 2, 2002, RTI filed a Complaint against NMT in the United States District Court for the Eastern District of Texas, Sherman Division, Case No. 4:02-CV-34, which alleged that NMT was infringing RTI’s rights under U.S. Patent Nos. 5,578,011 (“the ‘011 patent”) and 6,090,077 (“the ‘077 patent”) by using, importing, marketing, distributing, offering for sale, and selling a Safety Syringe (the “NMT Safety Syringe”) in the United States;

WHEREAS, on May 2, 2002, RTI filed a First Amended Complaint against NMT in the United States District Court for the Eastern District of Texas, Sherman Division, Case No. 4:02-CV-34, which alleged that NMT was infringing RTI’s rights under the ‘011 and ‘077 patents by using, importing, marketing, distributing, offering for sale, and selling the NMT Safety Syringe in the United States;

WHEREAS, on July 2, 2002, NMT filed a Counterclaim and Request for Joinder of Thomas J. Shaw in the United States District Court for the Eastern District of Texas, Sherman Division, Case No. 4:02-CV-34, requesting joinder of Thomas J. Shaw as a party to the Action and alleging that NMT was not infringing the ‘011 and ‘077 patents and that the ‘011 and ‘077 patents were invalid and unenforceable, and requesting an award of NMT’s costs against RTI;

WHEREAS, on August 14, 2002, the United States District Court for the Eastern District of Texas, Sherman Division, ordered the joinder of Thomas J. Shaw as a counter defendant in Case No. 4:02-CV-34;

WHEREAS, on February 19, 2003, RTI and Shaw filed a Complaint in the United States District Court for the Eastern District of Texas, Sherman Division, Case No. 4:03-CV-49, which alleged that NMT was infringing U.S. Patent No. 5,385,551 (“the ‘551 patent”) by using, importing, marketing, distributing, offering for sale, and selling the NMT Safety Syringe in the United States;

WHEREAS, on March 18, 2003, Plaintiffs filed a Second Amended Complaint against NMT in the United States District Court for the Eastern District of Texas, Sherman Division, Case No. 4:02-CV-34, which alleged that NMT was infringing the ‘011 and ‘077 patents by using, importing, marketing, distributing, offering for sale, and selling the NMT Safety Syringe in the United States;

WHEREAS, on April 4, 2003, NMT filed a counterclaim against RTI and Shaw alleging that the ‘551 patent was not infringed, was invalid and unenforceable, and requesting an award of NMT’s costs against RTI and Shaw;

WHEREAS, on April 14, 2003, the parties filed a Joint Motion to consolidate Case No. 4:02-CV-34 and Case No. 4:03-CV-49;

WHEREAS, on May 14, 2003, the United States District Court for the Eastern District of Texas, Sherman Division, issued an Order granting consolidation of Case No.

4:02-CV-34 and Case No. 4:03-CV-49 as Case No. 4:02-CV-34 (the “Consolidated Lawsuit”);

WHEREAS, NMT ceased manufacturing the NMT Safety Syringe in 2003 and ceased using, marketing, distributing, importing, offering for sale, and selling the NMT Safety Syringe in the United States in 2003; and

WHEREAS, to avoid the expense and inconvenience of further litigation, the parties have agreed to settle the differences between them according to the terms of this Agreement.

Therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.	Stipulation and Consent Judgment. The parties have agreed to execute and file the Stipulation and Consent Judgment attached hereto. The parties shall execute the Stipulation and Consent Judgment contemporaneously with their respective execution of this Settlement Agreement and Release.

2.	Payment. Upon the execution of this Agreement and the Stipulation and Consent Judgment by RTI, Shaw, and NMT, NMT shall deliver on the same day to the designated trust account of its Counsel of Record, Baker & Daniels, by electronic wire transfer the sum of ONE MILLION U.S. DOLLARS ($1,000,000.00 U.S.). RTI and Shaw shall cause their Counsel of Record, Locke Liddell & Sapp LLP, to file the executed Stipulation and Consent Judgment with the Court. Within three (3) days of entry of the Stipulation and Consent Judgment by the Court, NMT shall have Baker & Daniels deliver to the designated trust account of Locke Liddell & Sapp LLP by electronic wire transfer the said ONE MILLION U.S. DOLLARS ($1,000,000.00) from the said designated Baker & Daniels trust account. The amount paid to RTI by NMT under this paragraph is an amount arrived at by compromise for purposes of settling the Consolidated Lawsuit and shall not be construed as anything other than an agreed amount paid in compromise.

3.	RTI Release. Subject to payment by NMT of the amount stated in paragraph 2. above, RTI and Shaw hereby release and forever discharge NMT, its officers, shareholders, agents, customers, distributors, subsidiaries, contractors, successors in interest, and assigns from any and all claims, demands, and causes of action of any kind which have been brought or which could have been brought in the Consolidated Lawsuit, or which exist or which may have existed as of the date of execution of this Settlement Agreement and Release, except that this release shall not, under any circumstance, apply or extend to: (1) Becton Dickinson and Company, or any subsidiary or affiliate thereof; (2) Abbott Laboratories or any subsidiary or affiliate thereof; (3) any claim that RTI or Shaw may have under the Asserted Patents or other patents against the syringes or syringe technology advertised by NMT as “Second Generation” as of the date of execution of this Settlement and Release Agreement; (4) any claim that RTI or Shaw may have under the Asserted Patents or other patents against any medical product of NMT, its officers, shareholders, agents, customers, distributors, subsidiaries, contractors, successors in interest, and assigns, other than the NMT Safety Syringe that is made the subject of the Consolidated Lawsuit; or (5) any claim that RTI or Shaw may have against any NMT entity in any jurisdiction outside the United States for infringement of any patent issued by any country or region other than the United States, which patent is owned or exclusively licensed by RTI or Shaw in such jurisdiction.

4.	NMT Release. NMT agrees to dismiss with prejudice in the accompanying Stipulation and Consent Judgment all claims, counterclaims, affirmative defenses, defenses and demands for relief asserted by NMT against RTI and Shaw in the Consolidated Lawsuit. NMT hereby releases and forever discharges Shaw, RTI, its officers, shareholders, agents, customers, distributors, subsidiaries, contractors, successors in interest and assigns, from any and all claims, demands, and causes of action of any kind which have been brought or which could have been brought in the Consolidated Lawsuit, or which exist or which may have existed as of the date of execution of this Settlement Agreement and Release, provided, however, that NMT does not by this Settlement Agreement and Release or by the Stipulation and Consent Judgment release any claim, counterclaim, affirmative defense, defense or claim for relief that NMT may have in or to any action brought by RTI or Shaw in any jurisdiction outside the United States in relation to sales of the NMT Safety Syringe made by NMT outside the United States.

5.	Complete and Final Agreement. This Settlement Agreement and Release is intended by all parties to be the complete agreement with respect to the resolution of the parties’ disputes relating to the Asserted Patents and the Consolidated Lawsuit. All prior understandings and agreements are deemed integrated into this Settlement Agreement and Release, or, to the extent that they are inconsistent with this Settlement Agreement and Release, are hereby deemed to be superseded, except that other relief awarded in the accompanying Stipulation and Consent Judgment is not hereby superseded. The terms of this Settlement Agreement and Release shall not be altered except in writing signed by all parties hereto.

6.	Interpretation of Agreement. As used in this Settlement Agreement and Release, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, not strictly for or against any of the parties.

7.	Governing Law, Binding Nature, Severability. This Settlement Agreement and Release shall be governed by the laws of the State of Texas. The U.S. District Court for the Eastern District of Texas, Sherman Division, shall retain jurisdiction over this matter and the parties for purposes of enforcing the accompanying Stipulation and Consent Judgment and any dispute arising under this Settlement Agreement and Release. This Settlement Agreement and Release shall further inure to the benefit of and be binding upon the assigns, subsidiaries, and successors in interest of all the parties hereto. The invalidity of any provision of this Settlement Agreement and Release shall not affect the validity of any other provision; in the event any provision shall be deemed unenforceable for any reason whatsoever, all the parties shall continue to abide by and be bound by the remaining provisions.

8.	Counterparts. This Settlement Agreement and Release shall be executed in three (3) numbered counterpart originals, each of which, when bearing the inked signatures of all required signatories, shall be deemed an original.

9.	Authorization. Each of the undersigned represents and warrants that he or she is competent and authorized to execute this Settlement Agreement and Release, and further represents and warrants that he or she has read and understands the terms of this Settlement Agreement and Release.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Settlement Agreement and Release this 27th day of April, 2004.

Retractable Technologies, Inc.		New Medical Technology, Inc.

By:	Thomas J. Shaw	By:	/s/ Illegible

Title	CEO	Title	Authorized Signatory

Thomas J. Shaw	New Medical Technology, LTD

/s/ Thomas J. Shaw	By:	/s/ Illegible

Title	Chairman

NMT Group PLC

By:	/s/ Illegible

Title	Chairman

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

SHERMAN DIVISION

RETRACTABLE TECHNOLOGIES, INC.	§
and THOMAS J. SHAW,	§
§
Plaintiffs,	§
§
v.	§	Civil Action No. 4:02 cv 034
§
NEW MEDICAL TECHNOLOGY, INC.;	§	“Jury”
NEW MEDICAL TECHNOLOGY, LTD.;	§
and NMT GROUP PLC	§
	§	Judge Leonard Davis
Defendants.	§
§
§
NEW MEDICAL TECHNOLOGY, INC.	§
and NMT GROUP PLC,	§
§
Counterclaimants,	§
§
v.	§
§
RETRACTABLE TECHNOLOGIES, INC.	§
and THOMAS J. SHAW,	§
§
Counterdefendants,	§

STIPULATION AND CONSENT JUDGMENT

Plaintiffs, Retractable Technologies, Inc., and Thomas J. Shaw, and Defendants, NMT Group PLC, New Medical Technology, Inc., New Medical Technology, Ltd., have settled their dispute and pursuant to their settlement stipulate and jointly move the Court for entry of a Consent Judgment as follows:

Pursuant to stipulation of the parties, the Court, being fully advised in the premises and good cause appearing therefor, finds and orders as follows:

1. This court has jurisdiction over the subject matter of this action and personal jurisdiction over the parties.

2. Venue is proper in this judicial district.

3. Plaintiff Thomas J. Shaw, an individual, owns United States Patent Nos. 5,385,551; 5,578,011 and 6,090,077 (the “Asserted Patents”). The Asserted Patents are licensed to Retractable Technologies, Inc.

4. Defendant NMT Group PLC manufactured the NMT Safety Syringe which was imported and sold in the United States. Defendant New Medical Technology, Inc. imported and sold the NMT Safety Syringe in the United States. The packaging for the NMT Safety Syringe identified “New Medical Technology, Ltd.” NMT Group PLC ceased manufacture of the NMT Safety Syringe and Defendants ceased importing, offering for sale and selling of the NMT Safety Syringe in the United States in 2003.

5. Defendants admit that the NMT Safety Syringe infringed the Asserted Patents.

6. Defendants admit that the Asserted Patents are valid and enforceable. Defendants’ affirmative defenses and counterclaims for Declaratory Judgment are hereby dismissed with prejudice.

7. Pursuant to 35 U.S.C. § 283, Defendants, their agents and servants, successors and assigns, and any and all parties acting in concert with any of them, are hereby enjoined from importing the NMT Safety Syringe into the United States, and from making, using, selling or offering to sell the NMT Safety Syringe within the United States, until the lapse or expiration of all the Asserted Patents, or until a court of competent jurisdiction declares the Asserted Patents invalid and all opportunities for appeal of any such declaration are exhausted.

8. The Court shall retain jurisdiction over the parties and the subject matter of this action to enforce the terms of this Stipulation and Consent Judgment and the associated Settlement Agreement and Release executed by the parties concurrently with this Stipulation and Consent Judgment.

9. Each party shall bear its own costs, expenses and attorneys’ fees.

STIPULATED TO:

Date: April 27, 2004	By:	/s/ Roy W. Hardin

Roy W. Hardin

    Texas State Bar No. 08968300

Attorney-In-Charge

Monty L. Ross

    Texas State Bar No. 17297300

Stephen D. Wilson

    Texas State Bar No. 24003187

Kristen R. Paris

    Texas Sate Bar No. 24032931

LOCKE, LIDDELL & SAPP LLP

2200 Ross Avenue, Suite 2200

Dallas, TX 75201-6776

Attorneys for Plaintiffs

Date: April 27, 2004	By:	/s/ Nancy G. Tinsley

Nancy G. Tinsley Indiana Bar No. 15376-49A Attorney in Charge BAKER & DANIELS Suite 2700 300 North Meridian Street Indianapolis, IN 46204 Tel. 317-237-0300 Fax. 317-237-1000 and

Peter K. Munson Texas Bar No. 14763000 MUNSON, MUNSON CARDWELL, & KEESE, P.C. 123 South Travis Street Sherman, TX 75090 Tel. 903-893-8161 Fax. 903-893-1345 Attorneys for Defendants

IT IS SO ORDERED and JUDGMENT IS SO RENDERED this              day of April, 2004.

Judge Leonard Davis U.S. District Court, E.D. Texas